Exhibit 10.2

FIRST AMENDMENT TO EXCHANGE AGREEMENT

This FIRST AMENDMENT TO EXCHANGE AGREEMENT (this “Amendment”), is made and entered into as of November 5, 2020, by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and Ascribe III Investments LLC, a Delaware limited liability company (the “Noteholder”). Each of the Company and the Noteholder shall be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are party to that certain Exchange Agreement dated as of March 9, 2020 (the “Exchange Agreement”);

WHEREAS, pursuant to Section 7(a) of the Exchange Agreement, amendments or modifications to the Exchange Agreement may be made upon the written consent of each party thereto;

WHEREAS, on the date hereof, the Company commenced an exchange offer, rights offering and consent solicitation pursuant to an Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”), offering to exchange (as the same may be amended, extended, supplemented or modified from time to time, the “Exchange Offer”) its existing 10.75% Senior Secured Notes due 2023 (the “Existing Notes”) for 11% Senior Secured Notes due 2025 and rights to subscribe for 9.75% Super Priority Lien Senior Secured Notes due 2025 (the “New Super Priority Notes”), and soliciting consents to amend certain provisions of the Indenture pursuant to which the Existing Notes were issued and to release the guarantees thereof and collateral therefor; and

WHEREAS, the Parties desire to make certain amendments to the Exchange Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    Defined Terms. Except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Exchange Agreement.

2.    Amendments to the Exchange Agreement. The following shall become effective and operative concurrently with the Proposed Amendments (as defined in the Offering Memorandum) becoming effective and operative:

(a)    Section 5(c) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

Make-Whole Payment. If the Noteholder is required to pay NexTier the Make-Whole Payment pursuant to Section 7.1 of the NexTier PSA, the Company shall promptly pay to the Noteholder the amount of the Make-Whole Payment paid by Noteholder to NexTier (the “Make-Whole Reimbursement Amount”). The Make-Whole Reimbursement Amount shall be paid (i) in cash (x) to the extent the Company has available cash as determined by an Independent Committee and (y) subject to satisfaction of the “Payment Conditions” (as defined in the Credit Facility) or (ii) to the extent the Company is unable to pay the full Make-Whole Reimbursement Amount in cash pursuant to clause (i), in New Super Priority Notes with an aggregate principal amount (rounded to the nearest $1,000) equal to the portion of the Make-Whole Reimbursement Amount that is not paid in cash pursuant to clause (i).

(b)    Section 7(g)(ii) of the Exchange Agreement is hereby deleted in its entirety and replaced with “Intentionally omitted.”

3.    Standstill. Notwithstanding anything to the contrary in the NexTier PSA or the Exchange Agreement, the Parties agree as follows:

(a)    the Noteholder shall not exercise its right and option pursuant to Section 7.1(d)(ii) of the NexTier PSA to cause Seller (as defined in the NexTier PSA) to sell the Senior Notes (as defined in the NexTier PSA) until the earliest of (i) the consummation of the Exchange Offer or (ii) the expiration of the Exchange Offer in accordance with its terms (the earlier of clauses (i) and (ii), the “Standstill Date”); and

(b)    in no event shall the Company be obligated to pay to the Noteholder the Make-Whole Reimbursement Amount at any time prior to the Standstill Date.

4.    Termination.    If the Exchange Offer expires in accordance with its terms and no Settlement Date (as defined in the Offering Memorandum) occurs, this Amendment shall be void ab initio.

5.    Ratification. Except as specifically provided for in this Amendment, no changes, amendments, waivers or other modifications have been or are being made to the terms of the Exchange Agreement, which such terms are hereby ratified and confirmed and remain in full force and effect.

6.    Effect of Amendment. Whenever the Exchange Agreement is referred to in the Exchange Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Exchange Agreement as amended by this Amendment.

7.    Miscellaneous. Sections 7(a) through 7(f) and 7(h) through 7(j) of the Exchange Agreement are hereby incorporated (mutatis mutandis) by reference in their entirety to this Amendment.

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Accepted and agreed to as of the date first above written:

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
Name: Keith L. Schilling
Title: President and Chief Executive Officer

NOTEHOLDER:

ASCRIBE III INVESTMENTS LLC

By:	/s/ Lawrence First
Name: Lawrence First
Title: Chief Investment Officer